EXHIBIT 99.1

ADP Reports Second Quarter Fiscal 2010 Results

Revenues Flat; EPS From Continuing Operations Increases 5%, or
2% Excluding $0.02 Per Share Benefit From a Favorable Tax Item

Updates Fiscal 2010 Guidance

 Forecasting Fiscal 2010 Revenues Flat to Slightly Down and High-end of EPS Forecast of $2.34 to $2.39 EPS

ROSELAND, N.J., Feb. 2, 2010 (GLOBE NEWSWIRE) -- Automatic Data Processing, Inc. (Nasdaq:ADP) reported revenues of $2.2 billion for the second fiscal quarter ended December 31, 2009, flat with a year ago, Gary C. Butler, president and chief executive officer, announced today.  Revenues benefited 2% from favorable foreign exchange rates during the quarter, but continued to be negatively impacted by the cumulative effect of the economic downturn that began in September 2008 and worsened throughout fiscal 2009. Pretax and net earnings from continuing operations increased 1% and 5%, respectively.  Diluted earnings per share from continuing operations increased 5%, to $0.62, from $0.59 a year ago. The quarter ended December 31, 2009 included a favorable tax item, which reduced the provision for income taxes by $12.2 million and contributed approximately $0.02 to earnings per share. Excluding the favorable tax item, second quarter fiscal 2010 net earnings and diluted earnings per share from continuing operations increased 1% and 2%, respectively. ADP acquired over 3.5 million shares of its stock for treasury at a cost of nearly $152 million fiscal year-to-date. Cash and marketable securities were $1.8 billion at December 31, 2009.

Second Quarter Discussion

Commenting on the results, Mr. Butler said, “Overall, ADP’s second quarter results were consistent with our expectations. As anticipated, the comparison to a year ago continued to be difficult due to the cumulative impact of the economic downturn. Our key business metrics in Employer Services - pays per control, client retention, and new business sales - declined year-over-year, but the rate of decline has lessened. Dealer Services posted increased new business sales and continued to improve its share of a consolidating North American marketplace.

Employer Services

“Employer Services’ revenues declined 2% for the second quarter. In the United States, revenues from our traditional payroll and payroll tax filing business declined 7%, and beyond payroll revenues grew 3%. The number of employees on our clients' payrolls in the U.S. declined 5.0%, as measured on a same-store-sales basis for our clients on our AutoPay platform. As we headed into the key client retention period at the start of the calendar year, worldwide client retention declined slightly from last year’s second quarter, but remained at excellent levels. Employer Services’ pretax margin declined 10 basis points as the benefits from the fourth quarter fiscal 2009 restructuring were offset by a decline in revenues, including lower high-margin interest revenues resulting from a decline in average client funds balances.

“Combined Employer Services and PEO Services worldwide new business sales declined 3% for the second quarter compared to the same period last year.  The dollar value of new business sold during the quarter represents the expected new annual recurring revenues to be generated from each sale.

PEO Services

“PEO Services’ revenues increased 9% for the second quarter due to higher benefits revenues that resulted from increases in benefit rates as well as the number of worksite employees. PEO Services’ pretax margin declined slightly primarily due to higher benefits pass-through costs. Average worksite employees paid increased 4% to nearly 200,000.

Dealer Services

“Dealer Services’ revenues declined 5%, nearly 8% organically, for the second quarter.  Continued dealership closings, lower transactional revenues, and lower international software license fee revenues contributed to this decline. Dealer Services’ pretax margin increased 60 basis points, benefiting from lower headcount levels resulting from the fourth quarter fiscal 2009 restructuring as well as other cost containment measures.

Interest on Funds Held for Clients, Interest Income on Corporate Funds, and Interest Expense

"The safety of principal, liquidity, and diversification of our clients’ funds are the foremost objectives of our investment strategy. Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines and the credit quality of the investment portfolio is predominantly AAA/AA.

“For the second quarter, interest on funds held for clients declined $19.6 million, or 13.3%, from $147.3 million to $127.7 million, due to a decline of 40 basis points in the average interest yield to 3.8%, and a decline of 4.9% in average client funds balances from $14.1 billion to $13.4 billion. Interest expense declined $5.6 million, or 69%, from $8.1 million to $2.5 million due to a decline of 50 basis points in average commercial paper borrowing rates to 0.2%, and a decline in average daily commercial paper borrowings of $0.3 billion, from $2.5 billion to $2.2 billion. We utilize our short-term financing arrangements to satisfy our short-term funding requirements related to client funds obligations in order to extend the maturities of our investment portfolio, thus averaging our way through an interest rate cycle.

Reserve Fund Update

“On January 29, 2010, the Reserve Fund made its sixth distribution to Primary Fund shareholders. ADP received $14.8 million pretax, $9.2 million after tax, or $0.02 per share, which will be recorded in the third fiscal quarter. Including this sixth distribution, ADP has received approximately 99% of its original investment in the Reserve Fund. ADP had recorded an $18.3 million loss on its investment in the Reserve Fund in fiscal 2009.

Fiscal 2010 Forecast

"As we move into the second half of the year we have increased visibility on our key metrics and, as such, have updated our forecasts for revenues and certain key metrics. We anticipate total revenues will be flat to slightly down, compared with our previous estimate of down 1% to 2%. Including the $0.02 from the Reserve Fund as noted above, we expect to achieve the high end of our diluted earnings per share from continuing operations forecast of $2.34 to $2.39 compared with $2.39 earnings per share from continuing operations in fiscal 2009, which excludes favorable tax items in both years.

"For Employer Services, we anticipate a decline in revenues of about 1% compared with our previous forecast of down 1% to 2%. We anticipate a decline of about 4% in pays per control for the full year, which is a slight improvement from our previous estimate of a decline of 4% to 5%. We continue to expect client revenue retention to be flat to down 1 percentage point. For PEO Services we anticipate high-single-digit revenue growth driven by increased benefits pass-through revenues. We anticipate flat to slightly positive combined Employer Services and PEO Services worldwide new business sales growth compared with our previous estimate of about flat new business sales. There is no change to Dealer Services’ revenues forecast of a 3% to 6% decline. We continue to anticipate no improvement in segment pretax margins.

"Interest on funds held for clients is expected to decline about $75 million, or 12% to 13%, from $609.8 million in fiscal 2009. This is based on a decline of 30 to 40 basis points in the expected average interest yield to about 3.7%, and a 4% to 5% decline in average client funds balances compared with our previous forecast when we anticipated a decline of approximately 30 basis point in the expected average interest yield and a 5% to 6% decline in average client funds balances.  The interest assumptions in our forecasts are based on Fed Funds futures contracts and forward yield curves as of January 29, 2010. The Fed Funds futures contracts anticipate no rate changes through June 30, 2010. As such, our current forecast assumes overnight funds will yield about 15 basis points on average for the remainder of the fiscal year. The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of January 29, 2010 were used to forecast new purchase rates for the U.S. client extended and client long portfolios, respectively.

"We expect interest expense to decline about $25 million, from $33.3 million in fiscal 2009, primarily from lower interest expense on our short-term financing related to our ongoing client funds extended investment strategy. Our average commercial paper borrowing rates are expected to decline approximately 80 basis points to about 0.2% and we anticipate a decrease of up to $0.1 billion in average daily commercial paper borrowings to $1.8 billion.

“Our results through the first six months were solid given the challenging economy. However, I remain cautious looking ahead to the coming months.  Although the timing and pace of the recovery remains unclear, we are continuing to invest in ADP’s future. ADP is positioned well to leverage the inevitable recovery and I remain optimistic about ADP’s long-term opportunities for growth," Mr. Butler concluded.

Website Schedules

The schedules of quarterly and full-year revenues and pretax earnings by reportable segment for fiscal years 2008, 2009, and 2010 have been updated for the second quarter of fiscal 2010 and have been posted to the Investor Relations home page (http://www.investquest.com/iq/a/adp/index.htm) of our website www.adp.com under Financial Data.

An analyst conference call will be held today, Tuesday, February 2 at 8:30 a.m. EST.   A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to ADP’s home page, www.adp.com, or ADP’s Investor Relations home page, http://www.investquest.com/InvestQuest/a/adp/, and click on the webcast icon. The presentation will be available to download and print about 60 minutes before the webcast at the ADP Investor Relations home page at http://www.investquest.com/iq/a/adp/index.htm. ADP’s news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About ADP

Automatic Data Processing, Inc. (Nasdaq:ADP), with nearly $9 billion in revenues and about 570,000 clients, is one of the world's largest providers of business outsourcing solutions. Leveraging 60 years of experience, ADP offers a wide range of HR, payroll, tax and benefits administration solutions from a single source. ADP's easy-to-use, cost-effective solutions for employers provide superior value to companies of all types and sizes. ADP is also a leading provider of integrated computing solutions to auto, truck, motorcycle, marine and recreational vehicle dealers throughout the world.   For more information about ADP or to contact a local ADP sales office, reach us at 1.800.225.5237 or visit the company's website at www.ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)
	December 31,	June 30,
	2009	2009

Assets
Cash and cash equivalents/Short-term marketable securities (A)	$1,753.3	$2,296.1
Other current assets	1,797.7	1,988.6
Total current assets before funds held for clients	3,551.0	4,284.7
Funds held for clients	21,375.4	16,419.2
Total current assets	24,926.4	20,703.9

Long-term marketable securities	90.6	92.4
Property, plant and equipment, net	707.4	734.5
Other non-current assets	3,874.5	3,820.9
Total assets	$29,598.9	$25,351.7

Liabilities and Stockholders' Equity
Obligation under commercial paper borrowing	$--	$730.0
Other current liabilities	1,751.4	2,033.7
Client funds obligations	20,809.1	15,992.6
Total current liabilities	22,560.5	18,756.3

Long-term debt	41.8	42.7
Other non-current liabilities	1,248.7	1,230.1
Total liabilities	23,851.0	20,029.1

Total stockholders' equity	5,747.9	5,322.6
Total liabilities and stockholders' equity	$29,598.9	$25,351.7

(A) As of June 30, 2009, cash and cash equivalents / short-term marketable securities include cash and cash equivalents related to a commercial paper borrowing of $730.0 million, which was repaid on July 1, 2009.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
REVENUES:
Revenues, other than interest on funds held for clients and PEO revenues	$1,767.8	$1,772.6	$3,448.8	$3,525.0
Interest on funds held for clients	127.7	147.3	255.6	299.2
PEO revenues (A)	308.9	283.4	602.8	560.5
TOTAL REVENUES	2,204.4	2,203.3	4,307.2	4,384.7

EXPENSES:
Costs of revenues:
Operating expenses	1,050.4	1,007.1	2,057.2	2,054.1
Systems development and programming costs	121.0	123.1	247.1	253.4
Depreciation and amortization	59.9	57.3	120.4	116.7
TOTAL COSTS OF REVENUES	1,231.3	1,187.5	2,424.7	2,424.2

Selling, general and administrative expenses	520.1	573.1	1,012.9	1,099.8
Interest expense	2.5	8.1	5.6	27.4
TOTAL EXPENSES	1,753.9	1,768.7	3,443.2	3,551.4

Other income, net	(29.6)	(38.6)	(63.4)	(81.2)

EARNINGS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	480.1	473.2	927.4	914.5

Provision for income taxes	164.3	172.8	327.5	336.2

NET EARNINGS FROM CONTINUING OPERATIONS	$315.8	$300.4	$599.9	$578.3

Earnings (loss) from discontinued operations, net of (benefit) provision for income taxes of $(0.1) for the three months ended December 31, 2008 and $1.0 for the six months ended December 31, 2008.	--	0.1	--	(1.0)

NET EARNINGS	$315.8	$300.5	$599.9	$577.3

Basic Earnings Per Share from Continuing Operations	$0.63	$0.60	$1.20	$1.14
Basic Earnings Per Share from Discontinued Operations	--	--	--	--
Basic Earnings Per Share	$0.63	$0.60	$1.20	$1.14

Diluted Earnings Per Share from Continuing Operations	$0.62	$0.59	$1.19	$1.14
Diluted Earnings Per Share from Discontinued Operations	--	--	--	--
DILUTED EARNINGS PER SHARE	$0.62	$0.59	$1.19	$1.13

Dividends declared per common share	$0.3400	$0.3300	$0.6700	$0.6200

(A) Professional Employer Organization ("PEO") revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes, of $3,814.5 and $3,283.4 for the three months ended December 31, 2009 and 2008, respectively and $6,615.6 and $6,082.0 for the six months ended December 31, 2009 and 2008, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended
	December 31,
	2009	2008	Change	% Change
Revenues (A)
Employer Services	$1,571.4	$1,609.1	$(37.7)	(2)%
PEO Services	311.2	285.4	25.8	9%
Dealer Services	311.0	329.0	(18.0)	(5)%
Other	10.8	(20.2)	31.0	100+%
	$2,204.4	$2,203.3	$1.1	0%
Pre-tax earnings from continuing operations (A)
Employer Services	$416.9	$428.1	$(11.2)	(3)%
PEO Services	32.2	29.9	2.3	8%
Dealer Services	54.8	55.9	(1.1)	(2)%
Other	(23.8)	(40.7)	16.9	42%
	$480.1	$473.2	$6.9	1%
Pre-tax margin (A)
Employer Services	26.5%	26.6%	(0.1)%
PEO Services	10.4%	10.5%	(0.1)%
Dealer Services	17.6%	17.0%	0.6%
Other	n/m	n/m	n/m
	21.8%	21.5%	0.3%

	Six Months Ended
	December 31,
	2009	2008	Change	% Change
Revenues (A)
Employer Services	$3,063.4	$3,141.2	$(77.8)	(2)%
PEO Services	607.4	564.7	42.7	8%
Dealer Services	624.5	655.8	(31.3)	(5)%
Other	11.9	23.0	(11.1)	(48)%
	$4,307.2	$4,384.7	$(77.5)	(2)%
Pre-tax earnings from continuing operations (A)
Employer Services	$784.5	$795.5	$(11.0)	(1)%
PEO Services	67.5	58.0	9.5	16%
Dealer Services	100.3	107.6	(7.3)	(7)%
Other	(24.9)	(46.6)	21.7	47%
	$927.4	$914.5	$12.9	1%
Pre-tax margin (A)
Employer Services	25.6%	25.3%	0.3%
PEO Services	11.1%	10.3%	0.8%
Dealer Services	16.1%	16.4%	(0.3)%
Other	n/m	n/m	n/m
	21.5%	20.9%	0.7%

(A) Prior year's segment results were adjusted to reflect fiscal year 2010 budgeted foreign exchange rates.

n/m - not meaningful

	Three Months Ended
	December 31,
	2009	2008	Change
Components of other income, net:
Interest income on corporate funds	$(31.2)	$(43.3)	$12.1
Realized gains on available-for-sale securities	(2.2)	(1.5)	(0.7)
Realized losses on available-for-sale securities	4.8	9.0	(4.2)
Realized (gain) loss on investment in Reserve Fund	(0.4)	--	(0.4)
Gain on sale of building	--	(2.2)	2.2
Other, net	(0.6)	(0.6)	--
Total other income, net	$(29.6)	$(38.6)	$9.0

	Six Months Ended
	December 31,
	2009	2008	Change
Components of other income, net:
Interest income on corporate funds	$(67.5)	$(89.5)	$22.0
Realized gains on available-for-sale securities	(10.2)	(2.6)	(7.6)
Realized losses on available-for-sale securities	12.1	10.9	1.2
Realized (gain) loss on investment in Reserve Fund	(0.4)	3.3	(3.7)
Impairment losses on available-for-sale securities	5.3	--	5.3
Gain on sale of building	(1.5)	(2.2)	0.7
Other, net	(1.2)	(1.1)	(0.1)
Total other income, net	$(63.4)	$(81.2)	$17.8

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended
	December 31,
	2009	2008	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$315.8	$300.4	$15.4	5%
Net earnings	$315.8	$300.5	$15.3	5%
Basic weighted average shares outstanding	502.0	503.4	(1.4)	0%
Basic earnings per share from continuing operations	$0.63	$0.60	$0.03	5%
Basic earnings per share	$0.63	$0.60	$0.03	5%

Diluted net earnings from continuing operations	$315.8	$300.4	$15.4	5%
Diluted net earnings	$315.8	$300.5	$15.3	5%
Diluted weighted average shares outstanding	506.2	506.1	0.1	0%
Diluted earnings per share from continuing operations	$0.62	$0.59	$0.03	5%
Diluted earnings per share	$0.62	$0.59	$0.03	5%

	Six Months Ended
	December 31,
	2009	2008	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$599.9	$578.3	$21.6	4%
Net earnings	$599.9	$577.3	$22.6	4%
Basic weighted average shares outstanding	501.7	505.4	(3.7)	(1)%
Basic earnings per share from continuing operations	$1.20	$1.14	$0.06	5%
Basic earnings per share	$1.20	$1.14	$0.06	5%

Diluted net earnings from continuing operations	$599.9	$578.3	$21.6	4%
Diluted net earnings	$599.9	$577.3	$22.6	4%
Diluted weighted average shares outstanding	504.8	509.4	(4.6)	(1)%
Diluted earnings per share from continuing operations	$1.19	$1.14	$0.05	4%
Diluted earnings per share	$1.19	$1.13	$0.06	5%

	Three Months Ended
	December 31,
	2009	2008
Key Statistics:
Internal revenue growth:
Employer Services	(2)%	6%
PEO Services	9%	14%
Dealer Services	(8)%	(1)%

Employer Services:
Change in pays per control - AutoPay product	(5.0)%	(0.6)%
Change in client revenue retention percentage - worldwide	(0.1) pts	(0.3) pts
Employer Services/PEO new business sales growth - worldwide	(3)%	(13)%

PEO Services:
Paid PEO worksite employees at end of period	201,000	193,000
Average paid PEO worksite employees during the period	200,000	193,000

	Six Months Ended
	December 31,
	2009	2008
Key Statistics:
Internal revenue growth:
Employer Services	(2)%	7%
PEO Services	8%	16%
Dealer Services	(7)%	0%

Employer Services:
Change in pays per control - AutoPay product	(5.7)%	(0.1)%
Change in client revenue retention percentage - worldwide	(0.6) pts	(0.5) pts
Employer Services/PEO new business sales growth - worldwide	(2)%	(11)%

PEO Services:
Paid PEO worksite employees at end of period	201,000	193,000
Average paid PEO worksite employees during the period	198,000	191,000

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended
	December 31,
	2009	2008	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$1.6	$1.4	$0.2	17%
Corporate extended	2.7	3.1	(0.4)	(13)%
Total corporate	4.3	4.5	(0.2)	(4)%
Funds held for clients	13.4	14.1	(0.7)	(5)%
Total	$17.7	$18.6	$(0.9)	(5)%

Average interest rates earned exclusive of
realized losses (gains) on:
Corporate, other than corporate extended	0.8%	2.9%
Corporate extended	4.1%	4.3%
Total corporate	2.9%	3.9%
Funds held for clients	3.8%	4.2%
Total	3.6%	4.1%

Net unrealized gain (loss) position at end of period	$580.6	$193.7

Average short-term financing (in billions):
U.S. commercial paper borrowings	$2.2	$2.5
U.S. & Canadian reverse repurchase agreement borrowings	0.5	0.6
	$2.7	$3.1

Average interest rates paid on:
U.S. commercial paper borrowings	0.2%	0.7%
U.S. & Canadian reverse repurchase agreement borrowings	0.2%	1.1%

Interest on funds held for clients	$127.7	$147.3	$(19.6)	(14)%
Corporate extended interest income (B)	27.7	33.4	(5.7)	(17)%
Corporate interest expense-short-term financing (B)	(1.1)	(6.0)	4.8	81%
	$154.2	$174.7	$(20.5)

	Six Months Ended
	December 31,
	2009	2008	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$1.6	$1.5	$0.1	7%
Corporate extended	2.9	3.0	(0.1)	(4)%
Total corporate	4.4	4.5	0.0	(1)%
Funds held for clients	13.0	14.1	(1.0)	(7)%
Total	$17.5	$18.5	$(1.1)	(6)%

Average interest rates earned exclusive of
realized losses (gains) on:
Corporate, other than corporate extended	0.9%	3.3%
Corporate extended	4.2%	4.3%
Total corporate	3.0%	4.0%
Funds held for clients	3.9%	4.3%
Total	3.7%	4.2%

Net unrealized gain (loss) position at end of period	$580.6	$193.7

Average short-term financing (in billions):
U.S. commercial paper borrowings	$2.4	$2.4
U.S. & Canadian reverse repurchase agreement borrowings	0.5	0.6
	$2.9	$3.0

Average interest rates paid on:
U.S. commercial paper borrowings	0.2%	1.4%
U.S. & Canadian reverse repurchase agreement borrowings	0.2%	1.8%

Interest on funds held for clients	$255.6	$299.2	$(43.6)	(15)%
Corporate extended interest income (B)	60.3	65.4	(5.1)	(8)%
Corporate interest expense-short-term financing (B)	(2.9)	(23.1)	20.3	88%
	$313.0	$341.5	$(28.4)

(B)While “Corporate extended interest income” and “Corporate interest expense -short-term financing” are non-GAAP disclosures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is as follows:

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended
	December 31,
	2009	2008

Corporate extended interest income	$27.7	$33.4
All other interest income	3.5	9.9
Total interest income on corporate funds	$31.2	$43.3

Corporate interest expense - short-term financing	$1.1	$6.0
All other interest expense	1.4	2.1
Total interest expense	$2.5	$8.1

	Six Months Ended
	December 31,
	2009	2008

Corporate extended interest income	$60.3	$65.4
All other interest income	7.2	24.1
Total interest income on corporate funds	$67.5	$89.5

Corporate interest expense - short-term financing	$2.9	$23.1
All other interest expense	2.7	4.3
Total interest expense	$5.6	$27.4

This document and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations and employee benefits; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under "Item 1A. - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, should be considered in evaluating any forward-looking statements contained herein.

CONTACT:  Automatic Data Processing, Inc.
          ADP Investor Relations
          Elena Charles
            973.974.4077
          Debbie Morris
            973.974.7821